EXHIBIT 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joe Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

ASHFORD ANNOUNCES ACCEPTANCE OF COMPLIANCE PLAN BY NYSE AMERICAN
DALLAS, March 1, 2024 - Ashford Inc. (NYSE American: AINC) (“Ashford” or the “Company”) today announced that the NYSE American LLC (the “NYSE American”) has accepted the Company’s plan of compliance for continued listing on the exchange.
As previously reported, on December 20, 2023, the Company received notification (the “Letter”) from the NYSE American that it was not in compliance with the continued listing standards set forth in the NYSE American Company Guide (the “Company Guide”). Specifically, the Letter indicated that the Company was not in compliance with Sections 1003(a)(i) and 1003(a)(ii) of the Company Guide, requiring a listed company to have stockholders’ equity of (i) at least $2.0 million if it has reported losses from continuing operations or net losses in two of its three most recent fiscal years and (ii) at least $4.0 million if it has reported losses from continuing operations or net losses in three of its four most recent fiscal years. The Letter noted that the Company reported a stockholders’ deficit of $295.7 million as of September 30, 2023, and has had losses from continuing operations and/or net losses in three of its four most recent fiscal years ended December 31, 2022.
The Company was required to submit a plan to the NYSE American by January 19, 2024 addressing how it intends to regain compliance with Sections 1003(a)(i) and (ii) of the Company Guide by June 20, 2025, or sooner if the NYSE American determines that the nature and circumstances of the Company’s continued listing status warrant a shorter period of time. The Company submitted a plan prior to the deadline.
On February 27, 2024, the Company received notice from the NYSE American that it had accepted the Company’s plan and granted a plan period through June 20, 2025. During the plan period the Company will be subject to quarterly review to determine if it is making progress consistent with the plan. If the Company does not regain compliance with the NYSE American listing standards by June 20, 2025, or if the Company does not make sufficient progress consistent with its plan, then the NYSE American may initiate delisting proceedings.
The Company’s stock will continue to be listed on the NYSE American during the plan period pursuant to an extension. The Company’s receipt of such notification from the NYSE American does not affect the

Ashford Announces Acceptance of Compliance Plan by NYSE American

March 1, 2024
Company’s business, operations or reporting requirements with the U.S. Securities and Exchange Commission.
The Company can provide no assurances that it will be able to make progress with respect to its plan that NYSE American will determine to be satisfactory, that it will regain compliance with Section 1003(a)(i) and (ii) of the Company Guide on or before the expiration of the plan period, or that developments and events occurring subsequent to the Company’s formulation of the plan or its acceptance by the NYSE American will not adversely affect the Company’s ability to make sufficient progress and/or regain compliance with Section 1003(a)(i) and (ii) of the Company Guide on or before the expiration of the plan period or result in the Company’s failure to be in compliance with other NYSE American continued listing standards.
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Ashford is an alternative asset management company with a portfolio of strategic operating businesses that provides global asset management, investment management and related services to the real estate and hospitality sectors.
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, among others, statements about the Company’s strategy and future plans. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Inc.’s control.
These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: our ability to maintain compliance with NYSE American LLC continued listing standards; our ability to regain Form S-3 eligibility; our ability to repay, refinance or restructure our debt and the debt of certain of our subsidiaries; anticipated or expected purchases or sales of assets; our projected operating results; completion of any pending transactions; our understanding of our competition; market trends; projected capital expenditures; the impact of technology on our operations and business; general volatility of the capital markets and the market price of our common stock and preferred stock; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the markets in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in the Company’s filings with the Securities and Exchange Commission.
The forward-looking statements included in this press release are only made as of the date of this press release. Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our securities. Investors should not place undue reliance on these forward-looking statements. The Company can give no assurance that these forward-looking statements will be attained or that any deviation will not occur. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations, or otherwise, except to the extent required by law.